Exhibit 10.5

                              SECOND AMENDMENT
                                   TO THE
                         HANNAFORD CASH BALANCE PLAN


     The Hannaford Cash Balance Plan, formerly named the Employees' Retirement Plan, was last amended and restated effective generally January 1, 1998. The Plan was thereafter amended on one occasion and is hereby amended in the following respects:

     1. The terms used in this Amendment shall have the meanings set forth in the Plan unless the context indicates otherwise.

     2. The first paragraph of Section 1.11 is hereby amended to read as follows:

         "1.11    'Compensation' shall mean the basic compensation paid,
     before any reduction pursuant to a deferral election under a Code
     Section 401(k) plan or a benefit election under a Code Section 125 plan sponsored by an Employer, to a Participant by an Employer, including compensation for incentive hours and excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits (other than short term disability payments), unguaranteed overtime pay, bonuses and other irregular payments."

     3. The first paragraph of Section 2.1 is hereby amended to read as follows:

          "2.1 DATE OF PARTICIPATION. Each Employee who is a Participant on the Effective Date shall continue to participate in the Plan in accordance with its terms. Each Employee who is in the employ of an Employer on the Effective Date and who meets the requirements of
     Section 2.2 on or before December 31, 1997, shall commence participation as of the Effective Date. Each other Employee who thereafter satisfies the minimum age and service requirements specified in Section 2.2 shall commence participation in the Plan as of the first day of the second month following the month in which such Employee satisfies such requirements, provided such Employee is still in the employ of an Employer on such date. In no event shall an Employee who is employed in the Southeast Division commence participation prior to the Effective Date, unless such Employee commenced participation prior to being transferred to such division. Effective January 1, 2000, each Employee who was previously employed by Pic-n-Pay, Inc., shall be eligible to participate in the Plan as of the later of the closing date of the acquisition by the Company of Pic-n-Pay, Inc., or the first day of the second month following the month in which he or she meets the requirements of Section 2.2. For purposes of determining whether such Employee has completed a Year of Participation Service, his or her service with Pic-n-Pay shall be taken into account."

     4. This Amendment generally shall be effective January 1, 2000.